BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

03/26/2021

Work Order Item Number:	W2021032601836-1220885
Filing Number:	20211336895
Filing Type:	Articles of Incorporation-For-Profit
Filing Date/Time:	3/26/2021 10:45:00 AM
Filing Page(s):	5

Indexed Entity Information:

Entity ID: E13368962021-0 **Entity Name:** CancerVAX, Inc.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent

REGISTERED AGENT SOLUTIONS, INC.

4625 WEST NEVSO DR STE 2, Las Vegas, NV 89103, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E13368962021-0
Barbara K. Cegavske	Filing Number 20211336895
Secretary of State State Of Nevada	Filed On 3/26/2021 10:45:00 AM
	Number of Pages 5

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

[X] NRS 78 - Articles of Incorporation Domestic Corporation [ ] NRS 80 - Foreign Corporation [ ] NRS 89 - Articles of Incorporation Professional Corporation

[ ] 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)	CancerVAX, Inc.
2. Registered Agent for Service of Process: (Check only one box)	[X] Commercial Registered Agent:(name only below) [ ] Noncommercial Registered Agent (name and address below) [ ] Office or Position with Entity (title and address below) Registered Agent Solutions, Inc. Name of Registered Agent OR Title of Office or Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
2a. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X [signature] Adam Saldana, Asst. Secretary 03/23/2021 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date
3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)	This corporation is a close corporation operating with a board of directors [ ] Yes OR [ ] No
4. Names and Addresses of the Board of Directors/ Trustees or Stockholders (NRS 78: Board of Directors/ Trustees is required. NRS 78a: Required if the Close Corporation is governed by a board of directors. NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)	1) Lindsay Mann — Name; U.S.A. — Country 351 Paseo Nuevo, Floor 2 — Street Address; Santa Barbara — City; CA — State; 93101 — Zip/Postal Code 2) Name / Country Street Address / City / State / Zip/Postal Code 3) Name / Country Street Address / City / State / Zip/Postal Code
5. Jurisdiction of Incorporation: (NRS 80 only)	5a. Jurisdiction of incorporation: 5b. I declare this entity is in good standing in the jurisdiction of its incorporation. [ ]

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of Authorized shares with Par value: Par value: $ Number of Common shares with Par value: 6,000,000,000 Par value: $0.0010000000 Number of Preferred shares with Par value: 50,000,000 Par value: $0.0010000000 Number of shares with no par value: If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of** the **Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Lindsay Mann — Name; U.S.A. — Country 351 Paseo Nuevo, Floor 2 — Address; Santa Barbara — City; CA — State; 93101 — Zip/Postal Code X Lindsay K. Mann (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

ATTACHMENT TO
ARTICLES OF INCORPORATION
OF
CANCERVAX, INC.

8. This Corporation is authorized to issue one class of stock to be designated as "Common Stock" and one class of stock to be designated as "Preferred Stock." The total number of shares of Common Stock which this Corporation is authorized to issue is Six Billion (6,000,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Fifty Million (50,000,000) shares, par value $0.001.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the Nevada Revised Statutes. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

A. No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to

any said holder.

B. The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

C. In addition, the Corporation elects not to be governed by the terms and provisions of Sections 78.2055 and NRS 78.207 of the Nevada Revised Statutes requiring shareholder approval of forward and reverse splits in cases where there is no corresponding increase or decrease in and to the number of Authorized shares of the class or series subject to the forward or reverse split and, therefore, shareholder approval will not be required for the Board of Directors of this Corporation to authorize forward and reverse splits of this Corporation's securities without corresponding increases or decreases in and to the number of Authorized shares of the class or series subject to the forward or reverse split.

D. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person, or any transaction with an interested stockholder, or any Board action with respect to Sections 78.2055 and 78.207 NRS, occurring prior to such amendment or repeal.

9. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph 1 of Section 78.037 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

10. No capital stock of this corporation, after the amount of the subscription price (which shall not be less than the par value thereof) has been fully paid in, shall ever be assessable or assessed. The holders of such stock shall not be individually responsible for the debts, contracts, or liabilities of the corporation and shall not be liable for assessments to restore impairments in the capital of the corporation.

11. No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that

the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

12. The corporation shall, to the fullest extent permitted by Section 78.751 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section.

13. The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that **CancerVAX, Inc.** did, on 03/26/2021, file in this office the original ARTICLES OF INCORPORATION-FOR-PROFIT that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 03/26/2021.

BARBARA K. CEGAVSKE
Secretary of State

Certificate
Number: B202103261541893

You may verify this certificate online at http://www.nvsos.gov